Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Putnam New York Tax Exempt Income Fund

We consent to the use of our report dated January 8, 2020, with respect to the financial statements of Putnam New York Tax Exempt Income Fund, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

March 24, 2021